Exhibit 16.1



                        HAEFELE FLANAGAN

          CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Haefele, Flanagan & Co., p.c.
856-722-5300
Tall Oaks Corporate Center
215-627-5150
Building 2, Suite 200, 1000 Lenola Road
Fax:      856-722-5395
P.O. Box 471, Moorestown, NJ 08057
www.hfco.com



                              January 28, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                              Re:  DCI USA, Inc.


We have read the statements that we understand DCI USA, Inc. (the "Company") will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


                              Very truly yours,


                              Haefele, Flanagan & Co., p.c.